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                                                                    EXHIBIT 23.2

[KPMG LOGO]




            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Calamos Holdings, Inc.:

We consent to the use of our report dated October 8, 2004 with respect to the consolidated statements of financial condition of Calamos Holdings, Inc. as of June 30, 2004, December 31, 2003 and 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the six-month period ended June 30, 2004, and for each of the years in the three-year period ended December 31, 2003, incorporated herein by reference in this Form S-8 Registration Statement.



                                                   /s/ KPMG LLP
                                                   ---------------------



Chicago, IL
October 27, 2004